Exhibit 16

July 2, 2009

Securities and Exchange Commission
100 F Street, N.W.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of Telanetix, Inc. pertaining to our firm included under Item 4.01 of Form 8-K dated June 29, 2009, and agree with such statements as they pertain to our firm.

Sincerely,

/s/ Mayer Hoffman McCann P.C.